AMENDMENT TO INVESTMENT ADVISORY AGREEMENT

This Amendment, effective April 30, 2011, is entered into by and between Calvert Variable Products, Inc. (formerly Summit Mutual Funds, Inc.) and Calvert Investment Management, Inc.

WHEREAS, Calvert Variable Products, Inc. and Calvert Asset Management Company, Inc. entered into an investment advisory agreement on December 12, 2008, and an addendum to the investment advisory agreement on May 10, 2011 (the “Agreements”); and

WHEREAS, effective April 30, 2011, Calvert Asset Management Company, Inc. changed its name to “Calvert Investment Management, Inc.”;

NOW, THEREFORE, it is hereby agreed that the Agreements are revised to reflect this name change of the investment adviser to “Calvert Investment Management, Inc.”

Date: April 30, 2011

                                                                        Calvert Variable Products, Inc.

                                                                        By:  __________________________________

                                                                        Name: William M. Tartikoff

                                                                        Title: Vice President and Secretary

                                                                        Calvert Investment Management, Inc.

                                                                        By:  __________________________________

                                                                        Name: Ronald M. Wolfsheimer

                                                                        Title: Chief Financial and Administrative Officer

                                                                                   and Senior Vice President